EXHIBIT 99.1

AUTOBYTEL INC. REPORTS RECORD REVENUE AND PROFITS

Net Income Increases 29% Sequentially on 7% Revenue Gain; Cash Balance of $51.7 million

IRVINE, CA – July 24, 2003 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for the second quarter ended June 30, 2003.

Highlights for the quarter:

•	Net income of $1.1 million, or $0.03 per share, on a GAAP basis, meeting analysts’ estimates.

•	Revenues of $21.7 million, representing the highest reported quarterly revenue in the company’s history

•	Net cash provided by operations of $2.3 million, a doubling from Q1 2003

•	Acquisition of AVV for $4.8 million in cash and 711,109 shares of common stock

•	Private placement of 5 million shares of common stock for net proceeds of $25.6 million

•	Cash balance of $51.7 million

“Growing net income at four times the rate of revenue demonstrates the unique leverage and financial benefits of our business model,” noted Jeffrey Schwartz, president and CEO of Autobytel. “With the acquisition of AVV, the raising of additional capital, and our strong cash flow, we are well positioned to make strategic advances and further solidify our position as a leader in the automotive marketing services category.”

Autobytel reported net income for the second quarter ended June 30, 2003 of $1.1 million, or $0.03 per share. This compares to a net loss for the quarter ended June 30, 2002 of $(0.6) million, or $(0.02) per share, and represents a 29% increase over the net income reported for the first quarter ended March 31, 2003, when net income was $0.9 million, or $0.03 per share.

For the second quarter of 2003, EBITDA was $1.7 million, or $0.05 per share, versus $0.2 million, or $0.01 per share, in the second quarter of 2002, and EBITDA of $1.4 million, or $0.04 per share, in the first quarter ended March 31, 2003.

Revenues for the second quarter ended June 30, 2003 totaled $21.7 million, versus revenues of $20.8 million for the quarter ended June 30, 2002 and revenues of $20.3 million for the first quarter ended March 31, 2003.

During the second quarter of 2003, net cash provided by operations was $2.3 million, marking our fourth consecutive quarter of cash generation. In addition, Autobytel received net proceeds of $25.6 million in a private placement of equity. Autobytel also used $4.8 million in cash to pay a portion of the purchase price for the acquisition of AVV. The Company’s cash balance as of June 30, 2003 was $51.7 million.

“I am very pleased with the progress we made this quarter,” continued Schwartz. “In our lead referral category, the results of our strategy of improving close rates, increasing customer support, and better leveraging our marketing tools are clear: dealers are up, pricing is up, gross margin is up, and average fees are up. Our CRM category has been bolstered by the AVV acquisition and the continuing strength of RPM, and our website advertising category produced record revenue, showing an 85% year-over-year growth.”

Highlights for the Second Quarter

Acquisition of Applied Virtual Vision, Inc (AVV): On June 4, 2003, Autobytel acquired AVV, a leading provider of CRM and sales management tools and data extraction services for dealerships. Autobytel acquired AVV for 711,109 shares of Autobytel Inc. common stock and $4.8 million in cash. The AVV transaction is expected to be accretive for 2003. AVV’s results of operations from the date of acquisition through June 30, 2003 are included in the consolidated financial statements. “AVV is an important acquisition for Autobytel strategically and, in just two months, the results are impressive,” noted Schwartz. “We are seeing tangible signs of its sales contribution to our core business of generating new and used car sales for dealers.”

Private Placement of Equity: On June 24, 2003, Autobytel completed the sale of 5 million newly-issued shares of common stock to six institutional investor groups in a private placement for net proceeds of $25.6 million. The six investor groups are T. Rowe Price, Massachusetts Financial Services (MFS), State Street, Coatue, Tudor, and Baron. Autobytel intends to use the proceeds for general corporate purposes, including potential acquisitions.

Revenues: Of Autobytel’s second quarter revenues of $21.7 million, $13.9 million were related to Program Fees, $3.5 million were related to Enterprise Sales, $3.0 million were related to Advertising, and $1.3 million were related to Other Products and Services. Approximately $0.4 million of total revenues is attributable to AVV and is included in the appropriate categories.

Operating Expenses: Total operating expenses in the second quarter were $20.7 million. Sales and marketing expenses totaled $13.1 million, including traffic acquisition costs. Product development and technology costs totaled $4.5 million. General and administrative costs totaled $3.1 million.

Unique Visitor Count: Autobytel’s four web site properties—Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com—continued to rank among the top online automotive destinations, receiving 6.6 million average monthly unique visitors in the second quarter of 2003 as reported by comScore Media Metrix. Overall, automotive Internet traffic declined during the quarter, which is reflected in Autobytel’s lower sequential visitor count.

Purchase Requests: The Company delivered approximately 791,000 Purchase Requests during the second quarter of 2003. Closing ratios for Autobytel dealers increased from 16.6% in the first quarter to 17.4% in the second quarter.

Dealer Count: The Company reported approximately 20,900 relationships in the lead referral category. Additionally, there were approximately 4,800 relationships in the CRM tools and services category, including over 3,000 dealers using AVV products and services, 1,500 dealers using the iManager lead management tool, and 280 dealers using RPM.

Advertising Revenues: Revenues from online advertising increased sequentially by 7%, to $3.0 million, in the second quarter of 2003. This revenue grew 85% compared to the second quarter of 2002. The Company attributes success in this area to continued—and growing—demand from automotive manufacturers to advertise on highly targeted automotive content, which Autobytel provides through its advertising products, including Dynamic Content PlacementSM (DCP) and showcase marketing features.

RPM SM: Autobytel’s customer loyalty and retention program, RPM, added approximately 63 dealers during the second quarter, and average revenue per dealer subscribing to RPM continues to be in the $1,200 per month range. The Company continues to forecast sustained growth for this program throughout the rest of the year.

Headcount: As of June 30, 2003, the Company had 317 employees, including 65 employees added during the quarter, most of them associated with AVV.

Quality Initiatives: Autobytel’s proprietary Quality Verification System SM continued to contribute to improved results. This quarter, the Company implemented custom messaging, enabling dealers to more directly address potential customers through Autobytel’s websites, and custom “triple-scrubbing,” enabling dealers to further enhance the already rigorous process of validating consumer information. These initiatives added to the ongoing activities at Autobytel to improve close rates during the quarter.

Business Outlook

The company reiterates its previous revenue guidance, and expects to exit fiscal year 2003 at approximately a $95 million revenue run-rate. The Company forecasts that in the second half of 2003 net income will increase over 50%. Additionally, the Company expects that net cash provided by operations will increase in the second half of the year.

Non-GAAP Measures

In addition to furnishing its consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Autobytel discloses certain non-GAAP financial measures, including EBITDA and EBITDA per share, which are derived from results based on GAAP. Autobytel believes these non-GAAP measures assist users in understanding its results of operations, cash generated, and resources available for strategic opportunities including reinvestment in the business and acquisitions.

The non-GAAP measures are provided to enhance the user’s overall understanding of Autobytel’s current financial performance and its prospects for the future. As such, these measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results. A reconciliation of the non-GAAP measures to the nearest GAAP measures is included in the attached Statement of Supplemental Financial Information.

Conference Call

In conjunction with Autobytel Inc.’s second quarter 2003 earnings release, there will be a conference call broadcast live over the Internet today, July 24, 2003, at 5:30 PM EDT (2:30 PM PDT). The link to the Webcast conference is as follows:

http://www.irconnect.com/abtl/conf/2q2003.mhtml

The Webcast will be archived within 2 hours of the end of the call until the next quarter’s earnings announcement. To listen to the archived Webcast, please go to the link shown above.

About Autobytel Inc.

Autobytel Inc. (Nasdaq:ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) tools and programs. The company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel is the industry leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a leading provider of dealership CRM and sales management tools and data extraction services. As the Internet’s largest new-car buying service, Autobytel generates over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 94 percent of the active Digital Media Universe. *

* Nielsen/NetRatings Q1 2003 Digital Media Universe Report (Autobytel Inc. is the unduplicated audience of the Autobytel, Autoweb.com, CarSmart and Autosite.com Brands. Autobytel Inc. provides content to the Yahoo!, AOL and MSN portals and various automotive manufactures’ sites. The unduplicated audience of these Brands has an active reach of over 94 percent of the home and work Digital Media Universe.)

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from AVV, costs related to the acquisition of AVV, failure to retain key employees at AVV, difficulties in successfully integrating the businesses and technologies of AVV and Autobytel, that actual costs and expenses exceed the charges taken by the company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Investor Relations

Hoshi Printer, Executive Vice President and Chief Financial Officer, Autobytel Inc.,

949.225.4553 (hoship@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, Autobytel Inc.,

949.862.3023 (melaniew@autobytel.com)

Autobytel Inc.

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share and per share data)

ASSETS
	June 30,	March 31,	December 31,
	2003	2003	2002
	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents	$51,733	$28,828	$27,571
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,334, $4,487 and $4,214, respectively	8,251	6,953	6,757
Prepaid expenses and other current assets	1,984	2,402	3,495

Total current assets	61,968	38,183	37,823
Property and equipment, net	2,021	1,781	2,088
Capitalized software, net	1,778	1,835	2,105
Investment in unconsolidated subsidiary	4,812	4,798	4,745
Goodwill	16,839	8,367	8,367
Other assets	274	85	96

Total assets	$87,692	$55,049	$55,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,115	$3,904	$3,529
Accrued expenses	4,387	3,354	4,795
Deferred revenues	3,641	3,528	3,575
Customer deposits	—	69	76
Accrued restructuring—current	177	187	223
Capital lease obligations—current	99	—	—
Other current liabilities	397	331	349

Total current liabilities	12,816	11,373	12,547
Accrued restructuring—non-current	175	223	255
Capital lease obligations—non-current	50	—	—

Total liabilities	13,041	11,596	12,802

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized	—	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 37,015,094, 31,267,612 and 31,195,681 shares issued and outstanding, respectively	37	31	31
Additional paid-in capital	233,793	203,759	203,623
Accumulated other comprehensive loss	23	(13)	(40)
Accumulated deficit	(159,202)	(160,324)	(161,192)

Total stockholders’ equity	74,651	43,453	42,422

Total liabilities and stockholders’ equity	$87,692	$55,049	$55,224

Autobytel Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues
Program fees	$13,902	$15,441	$27,020	$30,853
Enterprise sales	3,479	2,743	6,834	4,727
Advertising	3,024	1,639	5,863	3,396
Other products and services	1,316	1,008	2,257	2,588

Total revenues	21,721	20,831	41,974	41,564

Operating expenses:
Sales and marketing	13,109	13,236	25,967	25,496
Product and technology development	4,454	5,723	8,316	11,476
General and administrative	3,106	2,404	5,891	5,461
Autobytel.Europe restructuring and impairment charges	—	—	—	15,015
Domestic restructuring and other charges (benefits)	—	(58)	—	(58)

Total operating expenses	20,669	21,305	40,174	57,390

Income (loss) from operations	1,052	(474)	1,800	(15,826)
Loss on recapitalization of Autobytel.Europe	—	—	—	(4,168)
Interest income	61	113	130	504
Foreign currency exchange loss	—	(13)	—	(12)
Income (loss) in equity investees	14	(232)	67	(432)

Income (loss) before minority interest and income taxes	1,127	(606)	1,997	(19,934)
Minority interest	—	—	—	866

Income (loss) before income taxes	1,127	(606)	1,997	(19,068)
Provision for income taxes	5	1	7	6

Net income (loss)	$1,122	$(607)	$1,990	$(19,074)

Net income (loss) per share:
Basic	$0.04	$(0.02)	$0.06	$(0.61)

Diluted	$0.03	$(0.02)	$0.06	$(0.61)

Shares used in computing net income (loss) per share
Basic	31,814,364	31,137,392	31,525,905	31,103,469

Diluted	33,950,507	31,137,392	33,138,530	31,103,469

Comprehensive income (loss):
Net income (loss)	$1,122	$(607)	$1,990	$(19,074)
Translation adjustment	36	—	63	—

Comprehensive income (loss)	$1,158	$(607)	$2,053	$(19,074)

7

Autobytel Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$1,122	$(607)	$1,990	$(19,074)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash charges:
Depreciation and amortization	620	948	1,228	1,849
Provision for bad debt	72	3,583	314	4,329
Loss on disposal of property and equipment	—	(12)	—	(11)
Stock based compensation	51	—	51	20
Autobytel.Europe restructuring and impairment	—	—	—	15,015
Loss on recapitalization of Autobytel.Europe	—	—	—	4,168
(Income) loss in equity investees	(14)	432	(67)	432
Minority interest	—	—	—	(866)
Changes in assets and liabilities:
Accounts receivable	(557)	(4,638)	(995)	(5,764)
Prepaid expenses and other current assets	443	(740)	1,536	368
Other assets	12	58	23	58
Accounts payable	74	(1,858)	449	(4,397)
Accrued expenses	419	(205)	(1,022)	(3,765)
Accrued restructuring—current	(10)	(150)	(46)	(181)
Deferred revenues	113	(223)	66	(297)
Customer deposits	(69)	4	(76)	(6)
Other current liabilities	42	37	24	95
Accrued restructuring—non current	(48)	366	(80)	366

Net cash provided by (used in) operating activities	2,270	(3,005)	3,395	(7,661)

Cash flows from investing activities:
Deconsolidation of Autobytel.Europe	—	—	—	(28,163)
Acquisition of business, net of cash acquired	(4,952)	—	(4,952)	—
Decrease in restricted cash	—	—	28	—
Investment in foreign entities	—	(400)	—	(400)
Purchases of property and equipment	(114)	(297)	(145)	(723)
Proceeds from sale of property and equipment	—	153	—	153
Capitalized software costs	—	(426)	—	(1,329)

Net cash used in investing activities	(5,066)	(970)	(5,069)	(30,462)

Cash flows from financing activities:
Capital lease payments	(8)	—	(8)	—
Net proceeds from sale of common stock	25,673	58	25,809	218

Net cash provided by financing activities	25,665	58	25,801	218

Effect of exchange rates on cash	36	29	63	(488)

Net increase (decrease) in cash and cash equivalents	22,905	(3,888)	24,190	(38,393)
Cash and cash equivalents, beginning of period	28,828	27,332	27,543	61,837

Cash and cash equivalents, end of period	$51,733	$23,444	$51,733	$23,444

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$5	$1	$7	$6

Cash paid during the period for interest	$2	$—	$2	$—

Autobytel Inc.

STATEMENT OF SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	June 30,		March 31, 2003
	2003	2002
Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$1,122	$(607)	$868
Depreciation and amortization	620	949	608
Interest income	(61)	(113)	(69)
Taxes	5	1	2

EBITDA	$1,686	$230	$1,409

EBITDA per share:
Diluted	$0.05	$0.01	$0.04

	Three Months Ended June 30, 2003			Three Months Ended June 30, 2002
		Depreciation			Depreciation
	As	and	As	As	and	As
	Reported	Amortization	Adjusted	Reported	Amortization	Adjusted
Operating expenses:
Sales and marketing	$13,109	$(20)	$13,089	$13,236	$(38)	$13,198
Product and technology development	4,454	(570)	3,884	5,723	(868)	4,855
General and administrative	3,106	(30)	3,076	2,404	(43)	2,361
Domestic restructuring and other benefits	—	—	—	(58)	—	(58)

Total operating expenses	$20,669	$(620)	$20,049	$21,305	$(949)	$20,356